UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2015

Cloud Peak Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34547	26-3088162
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Cloud Peak Energy Board of Directors Approves Proposed Declassification Amendment for Stockholder Approval and Adopts 3% / 3-Year Proxy Access Bylaw Amendment

Cloud Peak Energy Inc. (“Cloud Peak Energy”) today announced that, on October 20, 2015, following an extensive investor outreach, its Board of Directors (“Board”) has taken a number of actions as part of the company’s ongoing commitment to corporate governance leadership and to further a strong alignment of interests between Cloud Peak Energy’s stockholders and the Board.

Proposed Declassification Amendment to the Charter

First, subject to stockholder approval, the Board has decided to eliminate over a three-year period its classified structure.  As a result of the proposed amendment, the Board’s declassification would be phased-in over a three-year period beginning with the 2017 annual meeting of stockholders.  From and after the election of directors at the 2019 annual meeting of stockholders, all directors will stand for election at each annual meeting of stockholders for one year terms.  Cloud Peak Energy will include in its 2016 proxy statement (the “Proxy Statement”) a company-sponsored amendment to its Amended and Restated Certificate of Incorporation (the “Charter”) that would implement the Board’s declassification, and will ask stockholders to approve the amendment at Cloud Peak Energy’s annual meeting of stockholders in May 2016.

As noted above, Cloud Peak Energy will include the proposed amendment to its Charter in the Proxy Statement, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”).  INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Cloud Peak Energy and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Cloud Peak Energy in connection with the proposed amendment. Information about the directors and executive officers of Cloud Peak Energy will be set forth in the Proxy Statement. Additional information regarding the interests of these participants may be obtained by reading the Proxy Statement when it becomes available.

When available, you may obtain a copy of the Proxy Statement and any other relevant documents filed with the SEC without charge through the SEC’s website at www.sec.gov or by contacting Cloud Peak Energy Inc., Attn: General Counsel, 505 South Gillette Avenue, Gillette, Wyoming 82716.

Adopted Proxy Access Bylaw Amendment

Second, the Board approved and adopted amendments to Cloud Peak Energy’s Amended and Restated Bylaws (the “Bylaws”) to implement 3% / 3-year proxy access, which is effective immediately and will be first available to stockholders beginning with Cloud Peak Energy’s 2016 annual meeting.

The principal change to the Bylaws includes the addition of a new Section 15, which implements “proxy access” and allows eligible stockholders who comply with the requirements set forth in the Bylaws to include their own nominee or nominees for director in Cloud Peak Energy’s proxy statement along with the candidates nominated by the Board.

The Board’s decision to adopt proxy access followed extensive individual discussions with Cloud Peak Energy’s top stockholders.  As previously disclosed, at Cloud Peak Energy’s annual stockholders meeting in May 2015, the stockholders approved a non-binding proposal requesting an amendment to the Bylaws to adopt proxy access and did not approve the Board’s alternative recommended version of proxy access.

As part of the Board’s efforts to be responsive to the annual meeting voting outcome on proxy access, the company held numerous one-on-one discussions with its top stockholders.  These discussions focused on proxy access structures that would be appropriate for Cloud Peak Energy and took into consideration, among other factors, evolving proxy access developments at other U.S. public companies, the voting results from the company’s 2015 annual meeting, Cloud Peak Energy’s overall corporate governance program and the risk of abuse of the proxy access process by short-term or special interest investors who may not represent the best interests of all stockholders.  Stockholders expressed a variety of opinions and preferences with respect to the need for proxy access, desirable features of a proxy access structure and managing the risks of abuse from short-term and special interest holders.

Following the foregoing investor outreach and taking into account the input received from stockholders and the proxy access voting results at the 2015 annual meeting, the Board modified its previously recommended version and adopted proxy access to provide that (1) a stockholder or a group of no more than 20 stockholders, (2) who has, or have, maintained continuous qualifying ownership of at least three percent of Cloud Peak Energy’s outstanding common stock, (3) for at least three years, (4) and has, or have, complied with the other requirements set forth in the Bylaws, (5) may submit, for inclusion in Cloud Peak Energy’s proxy materials for an annual meeting of stockholders, a number of director nominees that together with all eligible stockholder nominees shall not exceed the lesser of 20% of the Board and the total number of directors to be elected at the annual meeting.

In addition to modifying the Board’s previously recommended 5% ownership threshold requirement for a single stockholder and the previously recommended limit on proxy access nominees to 10% of the Board, the adopted proxy access amendments reflect other changes from the Board’s previously recommended version, such as providing that shares on loan can be considered “owned” shares, removing the one-year post-meeting holding requirement, removing the disqualification provision for nominees in a future meeting who fail to receive a certain percentage of the vote in a prior meeting, and clarifying that multiple funds under common management count as one stockholder for purposes of the aggregation limit.

The Bylaw amendments also include certain conforming changes to other Bylaw provisions to reflect the addition of the new Section 15.

The foregoing summary of the Bylaw amendments does not purport to be complete and is qualified in its entirety by reference to the amended Bylaws, which are attached as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 8.01                                           Other Events.

On October 20, 2015, Cloud Peak Energy’s Board (1) decided to eliminate over a three-year period its classified structure, subject to stockholder approval, and (2) approved and adopted amendments to Cloud Peak Energy’s Bylaws to implement 3% / 3-year proxy access, which is effective immediately and will be first available to stockholders beginning with Cloud Peak Energy’s 2016 annual meeting.  These matters are described in further detail above in Item 5.03 of this Report, which is incorporated by reference in this Item 8.01.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

3.1                               Amendment No. 2 to Amended and Restated Bylaws of Cloud Peak Energy Inc., effective October 20, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: October 22, 2015	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 2 to Amended and Restated Bylaws of Cloud Peak Energy Inc., effective October 20, 2015